EXHIBIT 3.1(f)

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                        THE ASHTON TECHNOLOGY GROUP, INC.

              -----------------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

              -----------------------------------------------------

         The Ashton Technology Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 16, 1994 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded (the Certificate of Incorporation, together with such amendments, shall be hereinafter referred to as the "Certificate of Incorporation").

2. The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

     "FOURTH: The total number of all classes of stock which the Corporation shall be authorized to issue shall be 1,003,000,000, of which 1,000,000,000 shall be common stock, having a par value of $0.01 per share, and of which 3,000,000 shares shall be preferred stock having a par value of $0.01 per share.

3. The Certificate of Incorporation is hereby amended to include new ARTICLE EIGHT, which shall read as follows:

     EIGHTH:

                  Section 1. In anticipation of the possibility (i) that the Corporation will be a majority-owned subsidiary of Innovations and that Holdings may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of OptiMark, (iii) that the Corporation and OptiMark may engage in the same or similar activities or lines of business and have an interest in the same classes or categories of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Innovations (including possible service of officers and/or directors of OptiMark as officers and directors of the Corporation), the provisions of this



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         Article are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of the Corporation with respect to certain classes or categories of business opportunities that are presented to the Corporation as they may involve OptiMark and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                  Section 2. Except as may be otherwise provided in a written agreement between the Corporation and OptiMark, OptiMark shall have no duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests) engages in or proposes to engage in at the time of the initial public offering of the Corporation's Common Stock (and the Corporation hereby renounces any interest or expectancy, or in being offered any opportunity to participate in such business opportunities as may arise in which both the Corporation and OptiMark may have an interest), and, to the fullest extent permitted by law, neither OptiMark nor any of their respective officers or directors (except as provided in Section 3 of this Article EIGHTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of OptiMark. In the event that OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both OptiMark and the Corporation, OptiMark shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that OptiMark pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                  Section 3. In the event that a director or officer of the Corporation who is also a director or officer of OptiMark acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as referenced above in Section
         2) for both the Corporation and OptiMark, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:



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                      (a) a corporate opportunity (as referenced above
         in Section 2) offered to any person who is an officer of the Corporation, and who is also a director but not an officer of OptiMark, shall belong to the Corporation;

                      (b) a corporate opportunity (as referenced above in Section 2) offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to OptiMark; and

                      (c) a corporate opportunity (as referenced above in Section 2) offered to any person who is an officer of both the Corporation and OptiMark shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and otherwise shall belong to OptiMark.

                  Section 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

                  Section 5. For purposes of this Article EIGHTH only:

                      (a) A director of the Corporation who is Chairman of the Board or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws (as amended from time to time, the "By-Laws") of the Corporation), unless such person is a full-time employee of the Corporation; and

                      (b) The term "Innovations" shall mean OptiMark Innovations Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                      (c) The term "Holdings" shall mean OptiMark
         Holdings, Inc., a Delaware corporation (and any successor thereof) and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) and


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         all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests)) in which Innovations beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                      (d) The term "OptiMark" shall mean Innovations and Holdings collectively or individually.

                  Section 6. Anything in this Certificate of
         Incorporation to the contrary notwithstanding, the foregoing provisions of this Article EIGHTH shall terminate, expire and have no further force and effect on the date that (i) OptiMark ceases to beneficially own shares of common stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of OptiMark. Neither the alteration, amendment, termination, expiration or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

4. The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate signed by its Chief Executive Officer and attested by its Secretary this 18th day of April 2002.

                                           THE ASHTON TECHNOLOGY GROUP, INC.


                                           By:  /S/ Fredric W. Rittereiser
                                                --------------------------------
                                           Name:    Frederic W. Rittereiser
                                           Title: Chief Executive Officer






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